Exhibit 99.1

JOANN Declares Quarterly Dividend and Schedules First Quarter Fiscal 2023 Conference Call

HUDSON, OH (May 20, 2022) — The Board of Directors of JOANN (NASDAQ: JOAN) has declared a quarterly dividend of 11 cents per common share. The dividend is payable on June 24, 2022 to shareholders of record at the close of business on June 10, 2022.

The Company also announced plans to release its earnings for the first quarter Fiscal 2023 after the market closes on Thursday, June 2, 2022. JOANN will host a conference call on the same day at 5:00 p.m. ET. The toll-free number to call for the live interactive teleconference is: 1 (833) 398-1023 and the passcode is: 3551339. The international dial in number is: 1 (914) 987-7721 and the passcode is: 3551339.

The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on June 2, 2022, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 846 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887